EXHIBIT 99

Investor Release
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
01/26/2012	Investors: Kathy Martin, 630-623-7833
Media: Heidi Barker, 630-623-3791

McDONALD'S ANNOUNCES QUARTERLY CASH DIVIDEND

OAK BROOK, IL – Today, McDonald’s Board of Directors declared a quarterly cash dividend of $0.70 per share of common stock payable on March 15, 2012 to shareholders of record at the close of business on March 1, 2012.

Upcoming Communications

    McDonald’s plans to release January 2012 sales information on February 8, 2012.
    McDonald’s is the world’s leading global foodservice retailer with more than 33,000 locations serving nearly 68 million customers in 119 countries each day.  More than 80% of McDonald’s restaurants worldwide are owned and operated by independent local men and women.

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